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                                                                  EXHIBIT 10.13

                    Agreement in Principle for Collaboration
       Between Galil Medical Ltd. and Influence Medical Technologies Ltd.


                      Prepared and Signed on 25 March 1998


Background.

Galil Medical Ltd. is involved in the development of technology and systems used in the performance of cryosurgery treatments in different clinical areas.

Influence Medical Technologies Ltd. is involved in the development of medical products in the fields of urology and ear-nose-throat, and in the performance of clinical trials on animal and human subjects.

Influence and Galil Medical are interested in collaborating in the development and sale of equipment and a method for the treatment of the BPH problem, and for the treatment of OSA and of enlarged tonsils, by means of cryosurgery and of "cryo" both alternated and not alternated with heating (hyperthermia).

Subject of Collaboration.

Treatment of patients suffering from the above-mentioned pathologies by cryogenic and hyperthermic means. The collaboration will include the areas of the development of the technology and the products, clinical trials and the obtaining of approvals for sale, development of production ability, production, marketing and sales.

Non-Competition.

The companies will not compete in the areas in which they will collaborate.

Organization - Stage One.

During this stage, clinical trials will be performed on animal and human subjects. A probe will be developed which is light and flexible along its entire length except for the end that is inserted into the body. This end will be of a small diameter and it will be possible by means of it to cool and heat rapidly. In addition, a probe will be developed which is short and inflexible for ENT use. The companies will carry out all the activities necessary in order to obtain CE Mark for the product.

The companies will examine the possible methods of operation to bring about the joint venture between them at this stage, such as: the establishment of a company, a joint venture, etc. Accounting and tax considerations, among others, will be taken into account.





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Investments.

Influence:

Lead and perform clinical trials on animal and human subjects until CE Mark approval is obtained, not including obtaining FDA approval.

Galil Medical:

Provision of the equipment necessary for the performance of clinical trials.

Development of a probe which is suitable for the procedure (a probe which is light and flexible along its full length except for the end that is inserted into the body. This end will be of a small diameter and it will be possible by means of it to cool and heat rapidly. In addition, a probe of a small diameter will be developed which is short and inflexible for ENT use. The probe will include a device for heating in order to mold the ball and for heating in order to prevent damage to mucous membrane.).

Authorizations of safety and electromagnetic suitability required in order to obtain CE Mark.

Other operational costs will be divided equally between the companies. The companies will divide between themselves the cost of registering and maintaining the joint patents.

Organization - Stage Two.

During this stage, clinical trials and any additional activity necessary for obtaining of FDA approval will be performed. A marketing and distribution system will be established and the possibility will be examined of additional developments including additional systems of applications, etc.

The form of organization, the required investment costs, the location of operation, etc., will be agreed upon between the parties at a later time.

Location of Operation.

If and when a company or another framework is set up for production activity, its location will be connected to Galil Medical, on the condition that the cost of establishment will be competitive.

Production of Materials.

Production of materials will be performed at Galil Medical at a cost competitive with market prices.

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Marketing.

To be agreed upon between the parties at a later time.

Ownership.

The above-mentioned projects will be owned jointly and in equal portions by Influence and Galil Medical.


Signed:


Influence Medical Technologies Ltd.         Galil Medical Ltd.

/s/ Motti Beyar                             /s/ Shaike Shatzberger
-----------------------------------         -----------------------------------
Dr. Motti Beyar, Vice Chairman              Shaike Shatzberger, General Manager

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